CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-169599) on Form S-3 of Columbia Laboratories Inc. of our reports dated March 25, 2008, relating to our audits of the consolidated financial statements and the financial statement schedule, which appear in Amendment No. 2 to the Annual Report on Form 10-K/A of Columbia Laboratories Inc. for the year ended December 31, 2009.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGLADREY & PULLEN, LLP

McGLADREY & PULLEN, LLP
New York, New York

January 21, 2011